19720 Jetton Road, 3rd Floor Cornelius, NC 28031 Tel: 704-897-8336 Fax: 704-919-5089

December 12, 2018

U.S. Securities & Exchange Commission

Office of the Chief accountant

100 F Street, NE

Washington, DC 20549

To Whom It May Concern:

This letter is to inform you that we have reviewed the Current Report on Form 8-K of Worlds Inc. dated December 12, 2018 and we agree with the content of Item 4.01(a) described therein. We express no opinion on the content of Item 4.01(b).

Sincerely,

/s/ L&L CPAs, P.A.

L&L CPAs, P.A.